Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

ViroPharma Incorporated:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the headings “Selected Consolidated Financial Data” and “Experts” in the prospectus.

/s/    KPMG LLP

Philadelphia, Pennsylvania

April 23, 2004